Exhibit 99.2

TOREADOR ANNOUNCES AKCAKOCA-4 WELL ENCOUNTERS APPROXIMATELY 37 METERS OF NET PAY; FIRST FLOW TEST YIELDS 8.6 MMCFD FROM ONE OF THREE ZONES

•	Deepest of three zones tested, shallowest zone to be tested late this week
•	Dogu Ayazli-1 tests combined rate of 14.2 MMCFD from two zones
•	Dogu Ayazli-2 tests 11 MMCFD from single zone
•	Naeni-2 Bis well encounters oil and gas shows, suspended for further evaluation
•	Two Hungarian exploration wells deemed non-commercial

DALLAS, TEXAS – (January 26, 2007) – Toreador Resources Corporation (NASDAQ: TRGL) and its joint venture partners TPAO (the Turkish national oil company) and Stratic Energy Corporation today announced that the Akcakoca-4 well, located offshore Turkey in the Black Sea, encountered approximately 37 meters (121 feet) of gas-bearing sands in three zones between 1,159 and 1,375 meters (3,083 and 4,502 feet) true vertical depth. The deepest zone, with approximately 13 meters of net pay, tested at a flow rate of 8.6 million cubic feet of gas per day (MMCFD) with a flowing pressure of approximately 630 psi on a 48/64-inch choke. The shallowest zone will be tested later this week.

“The Akcakoca-4 is the eleventh successful well out of thirteen drilled in the South Akcakoca Sub-basin,” said Michael J. FitzGerald, Toreador’s Senior Vice President of Exploration and Production, “and further extends the area of known reserves in our project area. We continue to achieve excellent results at the drill bit and in the near future will begin the first gas production ever from the Turkish Black Sea.”

After testing the upper zone in the Akcakoca-4 and securing the well, the “Southern Cross” semi-submersible rig will move approximately 2.5 kilometers (1.6 miles) east northeast to drill the third well in its current contract with Toreador, the Guluc-1. The Guluc prospect is on a separate fault block further east along the Akcakoca fault trend with several distinct pods. Once operations are complete on the Guluc-1 the “Southern Cross” will move to Bulgarian waters to begin work for another operator.

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South Akcakoca Sub-basin update

In other news from the South Akcakoca Sub-basin project, the Dogu Ayali-1 and -2 wells were completed, tested and tied back to the Dogu Ayazli tripod. The Dogu Ayazli-1 tested at a combined rate of 14.2 MMCFD from two sets of perforations. In the deeper test, approximately 8 MMCFD flowed from a total of 14 meters (46 feet) of perforations between 1,036 and 1,080 meters (3,400 and 3,544 feet) depth on a 36/48-inch choke at a flowing pressure of approximately 1000 psi. The shallower test yielded a flow rate of 6.2 MMCFD from a total of 17 meters (56 feet) of perforations between 757 and 817 meters (2,484 and 2,681 feet) depth on a 36/64-inch choke at a flowing pressure of approximately 810 psi.

The Dogu Ayazli-2, which is being completed as a single completion, flowed approximately 11 MMCFD from 13 meters (43 feet) of perforations between 1,345 and 1,402 meters (4,414 and 4,601 feet) depth on a 48/64-inch choke at a flowing pressure of approximately 745 psi.

With the completion of the Dogu Ayazli wells, the next step in starting first production from the South Akcakoca Sub-basin is the installation of the topsides for the Dogu Ayazli and Akkaya tripods and tie-in to the offshore pipeline system. The topsides are nearly complete at the construction yard in Izmet, Turkey, and should be transported to the South Akcakoca Sub-basin project area in the next few weeks. Testing of the offshore pipeline has been completed and the pipeline buried. Major systems at the onshore production center have been commissioned and are undergoing testing. Production will start from the Akkaya and Dogu Ayazli tripods before installation of the Ayazli tripod, which is still scheduled to be set and installed starting in February.

New Turkish petroleum law passed

Earlier this month, a new petroleum law was approved by the Turkish parliament that has a beneficial impact for Toreador and other exploration and production companies in Turkey. Some of the provisions include:

•

The royalty rate for offshore natural gas production was reduced from 12.5% to a sliding scale that will result in South Akcakoca Sub-basin production being subject to a 3% royalty for the first 3.3 million cubic meters per day (116 MMCFD) of production and 6% royalty up to 8.2 MMCMPD (290 MMCFD);

•	Stamp tax of 0.75% of the value of all service contracts was removed;
•	License terms were extended to eight years offshore and five years onshore for exploration and there is no time limit on production licenses as long as production continues.

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•	Restrictions were lifted on the number of licenses allowed any one company, but a bond equal to 2% of the value of the work program must now be placed at the license award;
•	Changes to regulations and restrictions governing offshore operations were made that will reduce costs and simplify the operating environment.

In addition, Toreador is now eligible to recover $50 million of ‘registered capital’ associated with the original acquisition of Arco Turkey property and can repatriate the capital free of tax.

Initial results from Romanian exploration program

In Romania, the Naeni-2 Bis well has reached total depth at 1,384 meters (4,542 feet) and encountered both oil and gas shows in the expected intervals. Logs and drill stem tests were inconclusive, however, and well operations are temporarily suspended while the drilling rig is being moved to the Lapos-2 location to drill another prospect. A workover rig is scheduled to move onto the Naeni-2 Bis location to conduct further testing and other well operations.

The Naeni-6 well is drilling ahead after setting surface casing at approximately 296 meters (971 feet) depth. The well is scheduled to be drilled to a total depth of 2,000 meters (6,563 feet).

Hungarian exploration wells non-commercial; operations to begin on Ot-Ny-5 re-entry well

The Kiha-D1 well was plugged after gas shows were encountered during drilling but logs and testing did not discover any commercial hydrocarbons. The Ot-Ny-2 well also did not encounter commercial hydrocarbons but the well is being completed as a disposal well.

The Ot-Ny-5 re-entry well, which as previously reported flow tested 1.5 MMCFD of natural gas and 14 barrels of oil per day, is being re-entered to test a set of lower perforations in a carbonate to determine if there is an oil leg below the productive zone. An acid treatment is planned to stimulate the lower perforations.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Hungary, Romania and Turkey. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

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Safe-Harbor Statement – Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause Toreador's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, the ability of Toreador to regain and maintain compliance with the Nasdaq continued listing standards, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by Toreador are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT:

Toreador Resources
Stewart P. Yee, VP Investor Relations

214-559-3933 or 800-966-2141

syee@toreador.net